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                                RIVERSOURCE FUNDS

                       AMENDED AND RESTATED CODE OF ETHICS

                            EFFECTIVE, NOVEMBER 2008

This Code of Ethics was adopted by the Board of Directors/Trustees (the "Board") for each of the Funds set forth on the last page of this document. This Code (except for Appendix A) applies to each Fund's independent board members -- or, independent access persons (as defined below). Appendix A to this Code applies only to each access person of the Fund (as defined below). HOWEVER, SECTION 4 OF THIS CODE, I.E., THE POLICY REGARDING INSIDER TRADING, APPLIES TO BOTH ACCESS PERSONS AND INDEPENDENT ACCESS PERSONS. Additionally, each access person of the Fund that is employed by a service provider to the Funds (except for Board Services Corporation) is required to comply with the provisions of any code adopted by the service provider and such individual will not be subject to this Code.

1. PURPOSE

This Code of Ethics states the general principle for the operations of the Fund, sets the standard for the members of the Board, and establishes procedures to assure transactions are carried out consistent with the standard. It differs from a code of ethics for an operating company because the Fund contracts with others to provide all the services required by shareholders and the Fund's officers are generally employees of service providers. Accordingly, the Board, in entering into contracts on behalf of the Fund, shall evaluate the code of ethics of each service provider to determine that it has established principles that give reasonable assurance the Fund will be managed consistent with the long-term interests of all shareholders. In addition, the Board shall evaluate the practices of a service provider to determine that the practices are consistent with its principles by considering:

     - the tone set by senior management of a service provider regarding the way in which the business will be managed,

     - the candor of the service provider's employees and their commitment to serve all clients fairly, and

     - the responsiveness of the service provider to addressing issues that arise.

2. DEFINITIONS

Access Person

An access person is any director, officer or employee of the Fund, any officer or employee of Board Services Corporation (the "Corporation") and any individual (other than an independent access person (as defined below)) who falls within the definition of Access Person under Rule 17j-1 of the Investment Company Act of 1940, as amended (the "1940 Act").

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Independent Access Person

An independent access person is a director/trustee of the Fund who is not an "interested person" (as defined by the 1940 Act) of the Fund or the Fund's investment adviser or subadviser, as defined by the 1940 Act. The Chief Compliance Officer shall maintain a list of independent access persons of the Fund and advise them of their status once each year.

Covered Security and a Covered Security Transaction

A covered security is any stock, bond or other instrument as defined in Section 2(a)(36) of the 1940 Act. A covered security is not a security issued by the Government of the United States, a bankers' acceptance, a bank certificate of deposit, commercial paper or shares issued by a registered open-end investment company other than a RiverSource Fund or an exchange traded fund. A covered security transaction includes, among other things, a transaction in a covered security, an option to purchase or sell a covered security and an over-the-counter contract on a narrow-based index of securities.

3. GENERAL PRINCIPLE

The general principle is that the Fund shall be managed and its shares shall be distributed in compliance with all applicable laws, regulations and policies set forth in corporate documents and regulatory filings and in accordance with high business standards.

The Board shall fulfill its fiduciary and oversight responsibility with respect to each service provider by monitoring its operations, serving as a resource, forming opinions regarding the quality and scope of the services provided, and taking such actions as may be required. The Board shall not manage the Fund, make investment decisions, or set distribution strategy.

4. POLICY REGARDING INSIDER TRADING

No access person or independent access person (or any family member of any such person) who has any material non-public information relating to a covered security or to any publicly-traded companies with whom the Fund or its investment manager, RiverSource Investments, LLC, (or its affiliates) does business, such as customers, partners, or suppliers, may buy or sell such covered securities (or securities of such publicly-traded companies), pass the information to others for use in trading in securities or otherwise attempt to take advantage of the information.

5. STANDARD OF CONDUCT

Each independent access person shall render decisions based upon the best interest of the Fund and its shareholders.

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6. PROCEDURES

The procedures are intended to assure compliance with the standard of conduct.

A. Personal Security Transaction

An independent member of the Board is a person who is not an "interested person" of the Fund or of a service provider, as that term is defined in the 1940 Act. Each independent member shall comply with the provisions in this portion of the Code of Ethics adopted, pursuant to the requirements of Rule 17j-1 under the 1940 Act, as reasonably necessary to prevent such persons from violating the anti-fraud provisions of the Rule.

Prohibited Security Transaction in Covered Securities

No independent access person shall purchase or sell, directly or indirectly, any covered security in which such independent access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, or cause any account over which he or she has any direct or indirect influence or control to purchase or sell any covered security, if at the time of such purchase or sale he or she knew or should have known the covered security is being considered for purchase or sale, or is being purchased or sold, for the Fund.

Prohibited Transaction in Shares of a RiverSource Fund

No independent access person shall purchase or redeem (or, in the case of a covered security issued by a closed-end fund, sell) shares of any RiverSource Fund in a manner that can be perceived to be market timing. The shares of all RiverSource Funds except for RiverSource Cash Management Fund are subject to the prohibition.

B. Reporting

Independent access persons shall report to the Chair of the Board, who shall have responsibility for reviewing each report, on a quarterly (if applicable) and an annual basis as follows:

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Quarterly report

No quarterly report shall be filed unless at the time of a covered security transaction, the independent access person knew or in the ordinary course of fulfilling his or her official duties as a Board member should have known, that during the 15-day period immediately preceding or following the date of the transaction, the covered security was purchased or sold or was being considered for purchase or sale for the Fund. It is the responsibility of the Fund officers and the investment manager to keep to a minimum any discussion pertaining to covered securities that are being considered or being actively traded for the Fund and to alert independent access persons when such a discussion occurs so that they can either pre-clear a personal transaction or avoid trading the covered security.

Annual report

An annual report shall be filed stating whether he or she has read the Code and complied with its provisions.

C. Annual Review

At least annually, the Chief Compliance Officer shall obtain from the transfer agent all transactions by independent access persons in RiverSource Fund shares and shall determine that no purchase, redemption or sale (as the case may be) of shares of any RiverSource Fund can be perceived to be market timing and shall report to the Chair of the Board the results of that determination. The Chair of the Board and the Chief Compliance Officer shall determine if there has been any failure to comply with this Code and take such action as is appropriate.

7. RECORDKEEPING

The Chief Compliance Officer shall maintain the following records for a period of six years and shall keep all reports filed pursuant to this Code confidential except that such reports may be made available to the Securities and Exchange Commission or any representative thereof upon proper request:

     (a)  A copy of the Code of Ethics;

     (b) A list of all independent access persons and a list of persons responsible for reviewing their reports;

     (c)  A record of all pre-clearances;

     (d)  A record of any violation and of any action taken;

     (e)  A copy of each report filed under this Code; and

     (f) A copy of each written report and certification furnished to the Board by the Chief Compliance Officer, on the Fund's behalf (as required by Section 11 below).

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8. DOING BUSINESS WITH OR BORROWING MONEY FROM THE FUND

No independent access person, no members of their families, no company for which they serve as a director, access person, nor any partnership or association of which they are a member, may:

     (a) Borrow money or other property from the Fund, directly or indirectly, except the Fund may own debt securities including commercial paper of such a company provided the securities are issued on the same terms of other comparable securities.

     (b) Buy or sell any security or other property from or to the Fund as principal unless permitted to do so by statute, rule or order of the Securities and Exchange Commission and done pursuant to procedures established by the Boards.

9.   OWNING SHARES OF STOCK OF A BROKER, INVESTMENT ADVISER OR AFFILIATED
     COMPANY

No independent access person nor any member of his or her immediate family may:

     (a) Own, directly or indirectly, 1% or more of the capital stock, voting or non-voting, of any company which buys or sells any security or other property from or to the Fund.

     (b) Own, directly or indirectly, any security issued by the Fund's investment manager or underwriter, or by an affiliated company of the investment manager or underwriter and may not own any security issued by a sub-adviser to the Fund without notifying the Chief Compliance Officer of such ownership.

10.  RECEIVING OR GIVING GIFTS

No independent access person may:

     (a) Directly or indirectly, give to, solicit or receive from any person with whom he or she transacts business on behalf of the Fund or that may be related, directly or indirectly, to any transaction of the Fund any gratuities in money or services of more than nominal value.

     (b) Use assets of the Fund to reward or remunerate officials of any government for decisions or actions favorable to the Fund or to its access persons.

     (c) Use assets of the Fund for political contributions for the support of political parties or political candidates.

     (d)  Establish any unrecorded fund or bookkeeping account for any purpose.

     (e) Give any information or data of or about the Fund to anyone except as is already public. All data and records (other than that which has been made public by the Fund) shall be treated at all times as confidential and this is especially necessary in connection with recommendations or authorizations with respect to the purchase and sale of securities by the Fund and the execution thereof.

     (f)  Falsely report or record any expenditure of monies.

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11.  REVIEW OF THE CODE BY THE BOARD

On an annual basis, the Board shall review operation of this Code and shall adopt such amendments as may be necessary to assure that the provisions of the Code continue to establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

In connection with the annual review of the Code, the Chief Compliance Officer, on the Fund's behalf, will provide to the Board, and the Board will consider, a written report that:

     (a) Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

     (b) Certifies that the Fund and each service provider have adopted procedures reasonably necessary to prevent access persons from violating the Code.

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                                                                      APPENDIX A

                                 CODE OF ETHICS

The following provisions shall be applicable to any ACCESS PERSON (as defined in the Code to which this portion is appended).

STANDARD OF CONDUCT

     Each access person shall in all actions for, with, or on behalf of the Funds and of the Corporation consider the shareholders' interest and render decisions as though acting in a fiduciary capacity. If in any instance there is doubt about how an activity or transaction may be perceived, it should be discussed with the Chair of the Board before proceeding. Full responsibility for observance is entirely upon each access person.

PERSONAL SECURITY TRANSACTION

     With respect to a personal security transaction, each access person shall comply with the provisions in this portion of the Code of Ethics that is based on the requirements of Rule 17j-1 under the 1940 Act.

     Covered Security and a Covered Security Transaction

     A covered security is any stock, bond, other instrument as defined in
     Section 2(a)(36) of the 1940 Act, or shares of any registered open-end investment company with which the Corporation has a contractual relationship. It is not a security issued by the Government of the United States, a bankers' acceptance, a bank certificate of deposit, commercial paper, or shares issued by any registered open-end investment company that is not a client of the Corporation nor an exchange traded fund. A covered security transaction includes, among other things, a transaction in a covered security, an option to purchase or sell a covered security and an over-the-counter contract on a narrow-based index of securities.

     Prohibited Security Transaction

     No access person shall purchase, sell or redeem, directly or indirectly, any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, or cause any account over which he or she has any direct or indirect influence or control to purchase, sell or redeem any covered security, if at the time of such purchase or sale he or she knew or should have known the covered security is being considered for purchase or sale, or being purchased or sold by a client, or if the transaction involves shares issued by a client's investment company which could be perceived to be market timing.

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     No access person shall purchase a covered security in an initial public offering.

     Reporting

     Access persons shall file initial, quarterly and annual reports as follows:

          Initial Holdings Report

          Each access person shall, upon becoming an access person, file a copy of each brokerage statement from the previous month which reflects the title, number of shares and principal amount of each covered security in which the access person has a direct or indirect beneficial ownership, and the name of any broker, dealer or bank with whom an account containing covered securities is held.

          The same information must be provided for any covered security in which the access person has a direct or indirect beneficial ownership which is not reflected on brokerage statements. The report must be dated and filed within 10 days of becoming an access person.

          Quarterly Transaction Report

          A report shall be filed at the end of each calendar quarter that states the access person had no covered security transactions during the quarter, or had only covered security transactions that are set forth on the monthly statements issued by each broker at which the access person has an account. The report shall attach these monthly statements from each brokerage account he or she maintains which shall include the following information:

          1.   Date of the transaction;

          2.   Title of the security, interest rate and maturity date;

          3.   Number of shares or principle amount;

          4.   Nature of transaction (purchase, sale, option, etc.); and

          5.   Price at which the transaction was effected.

          Any transaction in a covered security not reflected on the brokerage statements shall be described on the report. The report shall be dated and filed within 30 days after the end of the calendar quarter.

          Annual Holdings Report

          An annual report shall be filed that references each brokerage statement for the previous month, and shall list the title, number of

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          shares and principal amount of any other covered security not listed on the statement in which the access person has a direct or indirect beneficial ownership.

          In addition, it shall state that the access person has read the Code and complied with its provisions. All annual reports shall be dated and filed no later than 30 days after the end of the year.

     Annual Review

     The President of the Corporation shall review each report, except the Chair of the Board shall review the report of the President. Should any violation occur, the violation shall be brought to the attention of the Board.

     Recordkeeping

     The President shall maintain the following records for a period of six years and shall keep all reports filed pursuant to this Code confidential except that such reports may be made available to the Securities and Exchange Commission or any representative thereof upon proper request:

     1.   A copy of the Code of Ethics;

     2.   A record of any violation and of any action taken;

     4.   A copy of each report filed under this Code; and

     5. A record of all persons currently and within the past five years who are and were access persons and a list of persons responsible for reviewing their reports.

OWNING SHARES OF STOCK OF A BROKER

     No access person nor any member of his or her immediate family, may:

     (a) Own, directly or indirectly, 1% or more of the capital stock, voting or non-voting, of any company which buys or sells any security or other property from or to a client.

     (b) Own, directly or indirectly, any security issued by a client's investment manager or underwriter, or by an affiliated company of the investment manager or underwriter.

RECEIVING OR GIVING GIFTS

     No access person may:

     (a) Directly or indirectly, give to, solicit or receive from any person with whom he or she transacts business on behalf of a client or that may be related, directly or

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          indirectly, to any transaction of the client any gratuities in money or services of more than nominal value.

     (b) Use assets of the Corporation to reward or remunerate officials of any government for decisions or actions favorable to a client.

     (c) Use assets of the Corporation for political contributions for the support of political parties or political candidates.

     (d)  Establish any unrecorded fund or bookkeeping account for any purpose.

     (e) Give any information or data of or about a client to anyone except as is already public. All data and records (other than that which has been made public by a client) shall be treated at all times as confidential and this is especially necessary in connection with recommendations or authorizations with respect to the purchase and sale of securities by a client and the execution thereof.

     (f)  Falsely report or record any expenditure of monies.

OUTSIDE EMPLOYMENT

     No access person may:

     (a) Accept or perform any outside employment that interferes with the efficient performance of his or her duties.

     (b) Engage, directly or indirectly, in any business transaction or arrangement for personal profit which accrues from or is based upon his or her position as an access person or upon confidential information gained by reason of such position.

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                                                                      APPENDIX B

                                RIVERSOURCE FUNDS
                             as of November 17, 2008

RIVERSOURCE BOND SERIES, INC.
   RiverSource Limited Duration Bond Fund
   RiverSource Income Opportunities Fund
   RiverSource Inflation Protected Securities Fund
   RiverSource Floating Rate Fund
RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
   RiverSource California Tax-Exempt Fund
RIVERSOURCE DIMENSIONS SERIES, INC.
   RiverSource Disciplined Small and Mid Cap Equity Fund
   RiverSource Disciplined Small Cap Value Fund
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
   RiverSource Diversified Bond Fund
RIVERSOURCE EQUITY SERIES, INC.
   RiverSource Mid Cap Growth Fund
RIVERSOURCE GLOBAL SERIES, INC.
   RiverSource Global Bond Fund
   RiverSource Global Technology Fund
   RiverSource Emerging Markets Bond Fund
   RiverSource Absolute Return Currency and Income Fund
   Threadneedle Emerging Markets Fund
   Threadneedle Global Equity Fund
   Threadneedle Global Equity Income Fund
   Threadneedle Global Extended Alpha Fund
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
   RiverSource Short Duration U.S. Government Fund
   RiverSource U.S. Government Mortgage Fund
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
   RiverSource High Yield Bond Fund
RIVERSOURCE INCOME SERIES, INC.
   RiverSource Income Builder Basic Income Fund
   RiverSource Income Builder Moderate Income Fund
   RiverSource Income Builder Enhanced Income Fund
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
   RiverSource Partners International Select Growth Fund
   RiverSource Partners International Select Value Fund
   RiverSource Partners International Small Cap Fund
RIVERSOURCE INTERNATIONAL SERIES, INC.
   RiverSource Disciplined International Equity Fund
   Threadneedle International Opportunity Fund
   Threadneedle European Equity Fund
RIVERSOURCE INVESTMENT SERIES, INC.
   RiverSource Diversified Equity Income Fund
   RiverSource Mid Cap Value Fund
   RiverSource Balanced Fund
   RiverSource Disciplined Large Cap Growth Fund
   RiverSource Disciplined Large Cap Value Fund
RIVERSOURCE LARGE CAP SERIES, INC.
   RiverSource Growth Fund
   RiverSource Large Cap Equity Fund
   RiverSource Large Cap Value Fund
   RiverSource Disciplined Equity Fund
RIVERSOURCE MANAGERS SERIES, INC.
   RiverSource Partners Fundamental Value Fund
   RiverSource Partners Small Cap Value Fund
   RiverSource Partners Select Value Fund
   RiverSource Partners Small Cap Equity Fund
   RiverSource Partners Aggressive Growth Fund
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
   RiverSource Small Company Index Fund
   RiverSource S&P 500 Index Fund
   RiverSource Portfolio Builder Conservative Fund
   RiverSource Portfolio Builder Moderate Fund
   RiverSource Portfolio Builder Moderate Conservative Fund
   RiverSource Portfolio Builder Moderate Aggressive Fund
   RiverSource Portfolio Builder Aggressive Fund
   RiverSource Portfolio Builder Total Equity Fund
RIVERSOURCE MONEY MARKET SERIES, INC.
   RiverSource Cash Management Fund
RIVERSOURCE SECTOR SERIES, INC.
   RiverSource Dividend Opportunity Fund
   RiverSource Real Estate Fund
RIVERSOURCE SELECTED SERIES, INC.
   RiverSource Precious Metals and Mining Fund
RIVERSOURCE SERIES TRUST
   RiverSource Retirement Plus 2010 Fund
   RiverSource Retirement Plus 2015 Fund
   RiverSource Retirement Plus 2020 Fund
   RiverSource Retirement Plus 2025 Fund
   RiverSource Retirement Plus 2030 Fund
   RiverSource Retirement Plus 2035 Fund
   RiverSource Retirement Plus 2040 Fund
   RiverSource Retirement Plus 2045 Fund
   RiverSource 120/20 Contrarian Equity Fund
   RiverSource 130/30 U.S. Equity Fund
RIVERSOURCE SHORT TERM INVESTMENTS SERIES, INC.
   RiverSource Short-Term Cash Fund
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
   RiverSource Strategic Allocation Fund
   RiverSource Strategic Income Allocation Fund
RIVERSOURCE STRATEGY SERIES, INC.
   RiverSource Equity Value Fund
   RiverSource Small Cap Advantage Fund
   RiverSource Partners Small Cap Growth Fund
RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
   RiverSource Minnesota Tax-Exempt Fund
   RiverSource New York Tax-Exempt Fund
RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
   RiverSource Tax-Exempt High Income Fund
RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC.
   RiverSource Tax-Exempt Money Market Fund
RIVERSOURCE TAX-EXEMPT SERIES, INC.
   RiverSource Intermediate Tax-Exempt Fund
   RiverSource Tax-Exempt Bond Fund
RIVERSOURCE VARIABLE SERIES TRUST
   RiverSource Variable Portfolio-Global Bond Fund
   RiverSource Variable Portfolio-High Yield Bond Fund
   RiverSource Variable Portfolio-Diversified Bond Fund
   RiverSource Variable Portfolio-Short Duration U.S. Government Fund RiverSource Variable Portfolio-Income Opportunities Fund
   RiverSource Variable Portfolio-Global Inflation Protected Securities Fund RiverSource Variable Portfolio-Large Cap Equity Fund
   Threadneedle Variable Portfolio-International Opportunity Fund
   RiverSource Variable Portfolio-Growth Fund
   RiverSource Variable Portfolio-Small Cap Advantage Fund
   Threadneedle Variable Portfolio-Emerging Markets Fund
   RiverSource Variable Portfolio-Mid Cap Growth Fund
   RiverSource Variable Portfolio-S&P 500 Index Fund
   RiverSource Variable Portfolio-Large Cap Value Fund
   RiverSource Variable Portfolio-Mid Cap Value Fund
   RiverSource Variable Portfolio-Balanced Fund
   RiverSource Variable Portfolio-Diversified Equity Income Fund
   RiverSource Partners Variable Portfolio-Small Cap Value Fund
   RiverSource Partners Variable Portfolio-Select Value Fund
   RiverSource Variable Portfolio-Fundamental Value Fund
   RiverSource Variable Portfolio-Cash Management Fund
   RiverSource Variable Portfolio-Core Equity Fund
   Disciplined Asset Allocation Portfolios - Conservative
   Disciplined Asset Allocation Portfolios - Moderately Conservative Disciplined Asset Allocation Portfolios - Moderate
   Disciplined Asset Allocation Portfolios - Moderately Aggressive Disciplined Asset Allocation Portfolios - Aggressive